Horwath AppelS.E.N.C.R.L./L.L.P.	Horwath AppelS.E.N.C.R.L./L.L.P.
Comptables Agrees
Chartered Accountants

1 Westmount Square, Suite 900
Montreal, Quebec H3Z 2P9
Telephone: (514) 932-4115
Fax: (514) 932-6766
E-mail: info@horwathappel.com

CONSENT OF AUDITORS

We consent to the incorporation of our audit report dated March 7, 2006 with respect to the consolidated financial statements of Dynasty Gaming, Inc. included in Form 20-F dated July 28, 2006.

Montreal, Quebec	/s/ Horwath Appel
July 24, 2006	Chartered Accountants